Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
AMICAS, Inc.
Boston, Massachusetts
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3, (Nos. 333-45480, 333-40704, 333-37890, 333-34490, 333-88589, 333-87795, 333-73097 and 333-71109) and Forms S-8, (Nos. 333-144995, 333-135989, 333-96665, 333-84468, 333-72890, 333-56556, 333-40730, 333-40488, 333-39792 and 333-74773) of Amicas, Inc. of our reports dated March 12, 2009, relating to the consolidated financial statements, and the effectiveness of Amicas, Inc.’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Boston, Massachusetts
March 12, 2009